KKR 1 of 10 KKR Private Equity Conglomerate LLC (the “Company”) Subscription Agreement EXHIBIT 4.2 1. Investment Information Investment Amount $ ____________________________ Initial Purchase Subsequent Purchase ____________________________ Account Number (If applicable) Investment Method By mail - Make check payable to KKR Democratized Access Vehicles Note: All checks must be in U.S. Dollars drawn on a domestic bank. Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or traveler’s checks are not accepted. By wire Note: A completed application is required in advance of a wire. Please see page 10 for additional details on the wiring instructions. Broker-Dealer/Financial Advisor will make payment on your behalf SHARE CLASS SELECTION (Required) SHARE CLASS S SHARE CLASS D SHARE CLASS U SHARE CLASS I Note: For all share classes, the minimum initial investment amount is $10,000, unless waived by KKR. Are you a KKR Employee or Affiliate, a Company Officer or Director or an Immediate Family Member1 of a Company Officer or Director (required)? KKR Employee KKR Affiliate Company Officer or Director Immediate Family Member of Company Officer or Director Not Applicable 2. Ownership Type (Select only one) Account Type Brokerage Account Number (If applicable) Custodian Account Number (if applicable) 1 “Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

KKR 2 of 10 2. Ownership Type (Select only one) (continued) Taxable Non-Taxable Individual or Joint Tenant with Rights of Survivorship IRA Transfer on Death (Optional designation) Roth IRA Tenants in Common SEP IRA Community Property Simple IRA Uniform Gift/Transfer to Minors State of: _____________ Pension Plan (Include Certification of Investment Powers Form) Trust (Include Certification of Investment Powers Form) Other _________________________________________ Corporation/Partnership/Other (Corporate Resolution or Partnership Agreement Required) Estate (Letters of Testamentary/Administration or Estate Documents Required) Custodian Information (To be completed by custodian, if applicable) Name Tax ID Number Phone Number Custodian Authorization 3. Investor Information A. Entity Name (Retirement Plan/Trust/Corporation/Partnership/Other) Note: Trustee(s) and/or authorized signatory(s) information MUST be provided in Section 3B. Entity Name Tax ID Number Date of Trust/Entity Formation (If applicable) Jurisdiction of Formation Exemptions (See Form W-9 instructions at www.irs.gov) Exempt payee code (If any) Other Jurisdiction (If Non-U.S.) Exemption from FATCA reporting (Attach a completed applicable Form W-8 code, if any) Entity Type (Select one; required) Retirement Plan Trust S-Corp C-Corp LLC Partnership Other: _____________________ B. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information) Note: Permanent address MUST be provided. See section 4 if mailing address is different than permanent address. First Name (MI) Last Name Social Security Number/Tax ID Date of Birth (MM/DD/YYYY) Phone Number Street Address City State Zip Code

KKR 3 of 10 3. Investor Information (continued) Email Address If Non-U.S. Citizen, Specify Country of Citizenship and Select One Below (Required, if applicable) Resident Alien Non-Resident Alien (Attach a completed Form W-8 BEN) If you are a KKR Employee, Officer, Director or Affiliate, Select One Below (Required, if applicable) KKR Employee KKR Officer or Director KKR Affiliate C. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable) First Name (MI) Last Name Social Security Number/Tax ID Date of Birth (MM/DD/YYYY) Phone Number Street Address City State Zip Code If Non-U.S. Citizen, Specify Country of Citizenship and Select One Below (Required, if applicable) Resident Alien Non-Resident Alien (Attach a completed Form W-8 BEN) If you are a KKR Employee, Officer, Director or Affiliate, Select One Below (Required, if applicable) KKR Employee KKR Officer or Director KKR Affiliate D. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only) Note: Beneficiary Date of Birth required. Whole percentages only; must equal 100%. Primary Beneficiary ____% Secondary Beneficiary ____% First Name Last Name SSN Date of Birth (MM/DD/YYYY) Primary Beneficiary ____% Secondary Beneficiary ____% First Name Last Name SSN Date of Birth (MM/DD/YYYY) Primary Beneficiary ____% Secondary Beneficiary ____% First Name Last Name SSN Date of Birth (MM/DD/YYYY) 4. Mailing Address (If different than Section 3B) Mailing Address City State Zip Code

KKR 4 of 10 5. Select How You Want To Receive Distributions You are automatically enrolled in the distribution reinvestment plan unless you check the box below. (Refer to the Company’s Private Placement Memorandum for terms of the Distribution Reinvestment Plan) Please check here if you do NOT want to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below. Cash Distribution Information IMPORTANT: For Custodial held accounts (purchase is through a financial intermediary), if you are not enrolled in the Distribution Reinvestment Plan, cash distributions must be sent to the Custodian by wire. Please select option B. below for funds to be electronically deposited into your custodial account of record. A. By mail (Select one option below) Mail to my address of record (i.e., the permanent address referenced above in section 3) Mail to a third party address (Please provide address below) Name/Entity Name/Financial Institution Account Number (If applicable) Mailing Address City State Zip Code B. By Wire/ACH Note: For Custodial held accounts (purchase is through a financial intermediary), cash distributions will be electronically deposited into your custodial account of record. For Non-Custodial accounts (purchase is held directly with KKR), please provide ACH information below and provide a copy of a voided check. I authorize KKR Private Equity Conglomerate LLC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify KKR Private Equity Conglomerate LLC in writing to cancel it. In the event that KKR Private Equity Conglomerate LLC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Financial Institution Name ABA Routing Number or SWIFT Routing Number Account Number Account Registration Mailing Address City State Zip Code PLEASE ATTACH INSTRUCTIONS FROM YOUR FINANCIAL INSTITUTION FOR NON-US BANK TRANSFERS

KKR 5 of 10 6. Broker-Dealer/Financial Professional (Required Information. All Fields Must Be Completed.) The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Broker-Dealer Name Financial Advisor Name Advisor Mailing Address City State Zip Code Financial Advisor Number Branch Number Phone Number E-mail Address Please note that unless previously agreed to in writing by KKR Private Equity Conglomerate LLC, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Private Placement Memorandum and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Private Placement Memorandum and related supplements and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Private Placement Memorandum. The undersigned Financial Advisor represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Advisor ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Advisor have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. Financial Advisor Signature Branch Manager Signature (If required by Broker-Dealer) Date Date

KKR 6 of 10 7. Electronic Delivery Instead of receiving paper copies of the private placement memorandum, private placement memorandum supplements, annual reports, proxy statements, and other shareholder communications and reports, including your account-specific information, tax forms and Schedule K-1s (if applicable), you hereby elect to receive electronic delivery of shareholder communications from KKR Private Equity Conglomerate LLC. If you DO NOT consent to electronic delivery, including pursuant to email, please check the box below. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By electing to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. NO ACTION IS REQUIRED FOR ELECTRONIC DELIVERY. Check here if you do NOT consent to electronic delivery Email (If blank, the email provided in Section 3B will be used) 8. Subscriber Signatures KKR Private Equity Conglomerate LLC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, KKR Private Equity Conglomerate LLC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. The parties hereto agree that this Subscription Agreement (or any agreement, document or notice required or permitted by this Subscription Agreement, or any amendment to this Subscription Agreement) and any additional information incidental thereto may be electronically presented, signed, delivered, transmitted, and/or maintained as electronic records. For the avoidance of doubt, your execution and delivery of this Subscription Agreement (or any agreement, document or notice required or permitted by this Subscription Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of you and shall bind you to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Your executing and delivering this Subscription Agreement or any document electronically further means you agree to take any and all reasonable additional actions, if any, evidencing your intent to be bound by the terms of this Subscription Agreement or other such document, as may be reasonably requested by KKR Private Equity Conglomerate LLC. This Subscription Agreement will be considered accepted by KKR Private Equity Conglomerate LLC as of the first business day of the month following the month in which you execute and deliver this Subscription Agreement. Please review each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce KKR Private Equity Conglomerate LLC to accept this subscription, I hereby represent and warrant (i) that I am an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”) and to you as follows: By signing below, you acknowledge: I have received a copy of the Private Placement Memorandum. I understand that by signing this Subscription Agreement, I agree to be admitted as a member of KKR Private Equity Conglomerate LLC and will be subject to the Private Placement Memorandum and the Limited Liability Company Agreement of KKR Private Equity Conglomerate LLC. I am capable of evaluating the merits and risks of an investment in the Shares, are able to bear the risks of an investment in the Shares and understand the risks of, and other considerations relating to, a purchase of the Shares of KKR Private Equity Conglomerate LLC, including the matters set forth under the captions “Risk Factors” and “Potential Conflicts of Interest” in the Private Placement Memorandum.

KKR 7 of 10 8. Subscriber Signatures (continued) For Individuals, you are either: A natural person with individual net worth (or joint net worth with spouse or spousal equivalent*) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness. A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent*) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year. A natural person with joint income with their spouse or spousal equivalent* in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year. The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated under Rule 501(a)(10) under the 1933 Act as qualifying an individual for accredited investor status. * A cohabitant occupying a relationship generally equivalent to that of a spouse. For Entities, you are either: A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million. An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner). A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity. An insurance company as defined in Section 2(a)(13) of the 1933 Act. A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). A business development company as defined in Section 2(a)(48) of the 1940 Act. A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

KKR 8 of 10 8. Subscriber Signatures (continued) A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act. An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state. An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act. An entity, of a type not listed above, not formed for the specific purpose of acquiring the Interests offered, that owns in excess of $5 million in “investments,” as defined in Rule 2a51-1 under the 1940 Act. A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5 million, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests. A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Interests is directed by such family office. If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above. For All Investors (REQUIRED) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. I acknowledge that the Shares have not been registered with the SEC and are not expected to be registered under the laws of any country or jurisdiction outside of the United States. I am purchasing the Shares for my own account. I understand that the transaction price per share at which my investment will be executed will be made available at www.kkrpec.com. I understand that my subscription request will not be accepted before the first business day of the month following the month in which I execute and deliver this Subscription Agreement. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on KKR Private Equity Conglomerate LLC’s toll-free, automated telephone line, 855-844-8655. In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. If you do not have another broker-dealer or other financial intermediary introducing you to KKR Private Equity Conglomerate LLC, then KKR Capital Markets LLC (KCM) may be deemed to be acting as your broker-dealer of record in connection with any investment in KKR Private Equity Conglomerate LLC. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by KKR Private Equity Conglomerate LLC. I acknowledge that the Broker-Dealer/ Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Schedule K-1) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting KKR Private Equity Conglomerate LLC at the number indicated below.

KKR 9 of 10 8. Subscriber Signatures (continued) SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Signature of Co-Investor or Custodian (If applicable) Date Date (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) 9. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of KKR Private Equity Conglomerate LLC experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify KKR Private Equity Conglomerate LLC and the Broker-Dealer in writing. The Broker-Dealer may notify KKR Private Equity Conglomerate LLC if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and KKR Private Equity Conglomerate LLC may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price. You will receive confirmation of your purchase pursuant to Section 7 above. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Private Placement Memorandum in its entirety for a complete explanation of an investment in the Shares of KKR Private Equity Conglomerate LLC. KKR Wealth Investor Relations: __________ Option 1

KKR 10 of 10 10. Investor Instructions Wire Transfer: Mail: SS&C as Agent for KKR Democratized Access Vehicles UMB Bank ABA Number: _________ Account: __________ Further Credit: (Shareholder Registration) (Shareholder Account Number) Email: Return completed form to: _______________________ Regular Mail: KKR Democratized Access Vehicles ___________ ______________________ Overnight Mail: KKR Democratized Access Vehicles ____________________________ _______________________ Note: This is a submission box only, no response will be provided to any general or follow up inquiries.